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Exhibit 99.2


                                    EXHIBIT D

                          EMPLOYMENT AGREEMENT - GELBER

         This EMPLOYMENT AGREEMENT ("Agreement"), which is dated as of December 14, 2001, is made by and between XCEL Healthcare, Inc., a California corporation, located at 6016 Fallbrook Avenue, Suite 200, Woodland Hills, California 91367 and hereinafter referred to as "Company", and Daniel I. Gelber, whose address is ___________________, hereinafter referred to as "Executive", based upon the following:

                                    RECITALS

         WHEREAS, Company wishes to retain the continuing services of Executive, and Executive wishes to continue to render services to Company, as its Chief Financial Officer, Secretary and Director of Pharmacy;

         WHEREAS, Company and Executive wish to set forth in this Agreement the duties and responsibilities that Executive has agreed to undertake on behalf of Company;

         WHEREAS, Company and Executive intend that this Agreement will supersede and replace any and all other employment agreements or arrangements for employment entered into by and between Company and Executive, and that any such employment agreements or arrangements shall have no further force or effect.

         THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Agreement, Company and Executive (who are sometimes individually referred to as a "party" and collectively referred to as the "parties") agree as follows:

                                    AGREEMENT

         1. SPECIFIED PERIOD.

         Pursuant to the terms of this Agreement, Company hereby employs Executive, and Executive hereby accepts employment with Company, for the period beginning on the execution date of this Agreement and ending on December 31, 2004 (the "Term").

         2. GENERAL DUTIES.

         Executive shall report to Company's Board of Directors. Executive shall devote his entire productive time, ability, and attention to Company's business during the term of this Agreement. In his capacity as Chief Financial Officer, Secretary and Director of Pharmacy, Executive shall do and perform all services, acts, or things necessary or advisable that an individual performing like duties would customarily be empowered and authorized to do and perform in order to discharge his duties under this Agreement, by law and under Company's Bylaws. Executive shall also perform such other duties that may, from time to time, be prescribed by Company through its Board of Directors. Executive agrees to cooperate with and work to the best of his ability with Company's management team, which includes the Board of Directors and the officers and other employees, to continually improve Company's reputation in its industry for quality products and performance.


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         3. NONSOLICITATION AND NONINTERFERENCE
            AND PROPRIETARY PROPERTY AND
            CONFIDENTIAL INFORMATION PROVISIONS.

                  (a)      NONSOLICITATION AND NONINTERFERENCE.

                           (1) COVENANTS. Executive hereby covenants and agrees
that during the term of this Agreement, and for a period of one (1) year from the date this Agreement terminates or expires, Executive shall not, either for Executive's own account or directly or indirectly in conjunction with or on behalf of any person, partnership, corporation or other entity or venture:

                           i. Solicit or employ or attempt to solicit or employ any person who is then or has, within twelve (12) months prior thereto, been an officer, partner, manager, agent or employee of Company or any affiliate of Company whether or not such a person would commit a breach of that person's contract of employment with Company or any affiliate of Company, if any, by reason of leaving the service of Company or any affiliate of Company (the "Nonsolicitation Covenant"); or

                           ii. On behalf of, directly or indirectly, any competitive business, or for the purpose of or with the reasonably foreseeable effect of harming the business of Company, solicit the business of any person, firm or company which is then, or has been at any time during the preceding twelve (12) months prior to such solicitation, a customer, client, contractor, supplier or vendor of Company or any affiliate of Company (the "Noninterference Covenant)".

                           (2) ACKNOWLEDGEMENTS. Each of the parties
acknowledges that: (i) the covenants and the restrictions contained in the Nonsolicitation and Noninterference Covenants are necessary, fundamental, and required for the protection of the business of Company; (ii) such Covenants relate to matters which are of a special, unique and extraordinary value; and
(iii) a breach of either of such Covenants will result in irreparable harm and damages which cannot be adequately compensated by a monetary award.

                           (3) JUDICIAL LIMITATION. Notwithstanding the
foregoing, if at any time, despite the express agreement of Company and Executive, a court of competent jurisdiction holds that any portion of any Nonsolicitation or Noninterference Covenant is unenforceable by reason of its extending for too great a period of time or by reason of its being too extensive in any other respect, such Covenant shall be interpreted to extend only over the maximum period of time or to the maximum extent in all other respects, as the case may be, as to which it may be enforceable, all as determined by such court in such action.

                  (b)      PROPRIETARY PROPERTY; CONFIDENTIAL INFORMATION.

                           (1) "APPLICABLE DEFINITIONS" For purposes of this
section 3(b), the following capitalized terms shall have the definitions set forth below:

                           i. "CONFIDENTIAL INFORMATION" - The term
         "Confidential Information" is collectively and severally defined as any information, matter or thing of a secret, confidential or private nature, whether or not so labeled, which is connected with Company's business or methods of operation or concerning any of Company's suppliers, customers, licensors, licensees or others with whom Company has a business relationship, and which has current or potential value to Company or the unauthorized disclosure of which could be detrimental to Company. Confidential Information shall be broadly defined and shall include, by way of example and not limitation: (i) matters of a

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         business nature available only to management and owners of Company of which Executive may become aware (such as information concerning customers, vendors and suppliers, including their names, addresses, credit or financial status, buying or selling habits, practices, requirements, and any arrangements or contracts that Company may have with such parties, Company's marketing methods, plans and strategies, the costs of materials, the prices Company obtains or has obtained or at which Company sells or has sold its products or services, Company's manufacturing and sales costs, the amount of compensation paid to employees of Company and other terms of their employment, financial information such as financial statements, budgets and projections, and the terms of any contracts or agreements Company has entered into) and
         (ii) matters of a technical nature (such as product information, trade secrets, know-how, formulae, innovations, inventions, devices, discoveries, techniques, formats, processes, methods, specifications, designs, patterns, schematics, data, compilation of information, test results, and research and development projects). For purposes of the foregoing, the term "trade secrets" shall mean the broadest and most inclusive interpretation of trade secrets as defined by Section 3426.1(d) of the California Civil Code (the Uniform Trade Secrets Act) and cases interpreting the scope of said Section.

                           ii. "PROPRIETARY PROPERTY" - The term "Proprietary Property" is collectively and severally defined as any written or tangible property owned or used by Company in connection with Company's business, whether or not such property also qualifies as Confidential Information. Proprietary Property shall be broadly defined and shall include, by way of example and not limitation, products, samples, equipment, files, lists, books, notebooks, records, documents, memoranda, reports, patterns, schematics, compilations, designs, drawings, data, test results, contracts, agreements, literature, correspondence, spread sheets, computer programs and software, computer print outs, other written and graphic records, and the like, whether originals, copies, duplicates or summaries thereof, affecting or relating to the business of Company, financial statements, budgets, projections, invoices.

                           (2) OWNERSHIP OF PROPRIETARY PROPERTY. Executive
acknowledges that all Proprietary Property which Executive may prepare, use, observe, come into possession of and/or control shall, at all times, remain the sole and exclusive property of Company. Executive shall, upon demand by Company at any time, or upon the cessation of Executive's employment, irrespective of the time, manner, cause or lack of cause of such cessation, immediately deliver to Company or its designated agent, in good condition, ordinary wear and tear and damage by any cause beyond the reasonable control of Executive excepted, all items of the Proprietary Property which are or have been in Executive's possession or under his control, as well as a statement describing the disposition of all items of the Proprietary Property beyond Executive's possession or control in the event Executive has not previously returned such items of the Proprietary Property to Company.

                           (3) AGREEMENT NOT TO USE OR DIVULGE CONFIDENTIAL
INFORMATION. Executive agrees that he will not, in any fashion, form or manner, unless specifically consented to in writing by Company, either directly or indirectly use, divulge, transmit or otherwise disclose or cause to be used, divulged, transmitted or otherwise disclosed to any person, firm or corporation, in any manner whatsoever (other than in Executive's performance of duties for Company or except as required by law) any Confidential Information of any kind, nature or description. The foregoing provisions shall not be construed to prevent Executive from making use of or disclosing information which is in the public domain through no fault of Executive, provided, however, specific information shall not be deemed to be in the public domain merely because it is encompassed by some general information that is published or in the public domain or in Executive's possession prior to Executive's employment with Company.



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                           (4) ACKNOWLEDGEMENT OF SECRECY. Executive
acknowledges that the Confidential Information is not generally known to the public or to other persons who can obtain economic value from its disclosure or use and that the Confidential Information derives independent economic value thereby, and Executive agrees that he shall take all efforts reasonably necessary to maintain the secrecy and confidentiality of the Confidential Information and to otherwise comply with the terms of this Agreement.

                           (5) INVENTIONS, DISCOVERIES. Executive acknowledges
that any inventions, discoveries or trade secrets, whether patentable or not, made or found by Executive in the scope of his employment with Company constitute property of Company and that any rights therein now held or hereafter acquired by Executive individually or in any capacity are hereby transferred and assigned to Company, and agrees to execute and deliver any confirmatory assignments, documents or instruments of any nature necessary to carry out the intent of this section when requested by Company without further compensation therefor, whether or not Executive is at the time employed by Company. Provided, however, notwithstanding the foregoing, Executive shall not be required to assign his rights in any invention which qualifies fully under the provisions of
Section 2870(a) of the California Labor Code, which provides, in pertinent part, that the requirement to assign "shall not apply to any invention that the employee developed entirely on his or her own time without using employer's equipment, supplies, facilities or trade secret information except for those inventions that either:

                           (i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                           (ii) Result from any work performed by the employee for the employer."

                  Executive understands that he bears the full burden of proving to Company that an invention qualifies fully under Section 2870(a). By signing this Agreement, Executive acknowledges receipt of a copy of this Agreement and of written notification of the provisions of Section 2870.

         4. COMPENSATION.

                  (a) SALARY. During the Term, Company shall pay to Executive a salary of $125,000 per year. If, during the Term, gross revenues earned by Company in a fiscal year increase by at least 10% (as computed using generally accepted accounting principles) over the prior fiscal year, then Executive's annual salary shall be increased by 10% over the prior year's salary.

                  (b) EMPLOYEE BENEFIT PLANS. Executive shall be entitled, during the specified period of this Agreement, to participate equally with other employees of a similar rank in any retirement, pension, profit-sharing, insurance, or other plans which may now be in effect or which may be adopted by Company. The benefit plans shall be with such underwriters and shall contain such provisions as Company, in its sole discretion, may determine from time to time. Company may delete benefit plans and otherwise amend and change the type and quantity of benefit plans it provides in its sole discretion.

                  (c) STOCK GRANT. Upon execution of this Agreement and pursuant to the Health Sciences Group, Inc. Equity Incentive Plan (the "Plan"), Health Sciences Group, Inc. ("Parent Company") grants to Executive 21,000 shares of Parent Company's common stock, pursuant to a Health Sciences Group, Inc. Stock Grant Agreement substantially in the form of Exhibit A attached hereto. Executive agrees to be bound by the terms of the Plan as adopted.


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                  (d) OPTIONS GRANT. Parent Company grants to Executive an
option to purchase 120,000 shares of the common stock of Parent Company, subject to the provisions set forth in this subsection (d) if, during the term of this Agreement, Executive increases Company's earnings and revenue growth as set forth herein. The option shall vest as follows:

                           (i) if earnings growth for any fiscal quarter during
the first twelve month period following execution of this Agreement equals or exceeds 20% (as computed using generally accepted accounting principles), Executive shall be entitled to purchase 1,000 shares of Parent Company's common stock at a price of $4.00 per share; if revenue growth for any fiscal quarter during the first twelve month period following execution of this Agreement equals or exceeds 20% (as computed using generally accepted accounting principles), Executive shall be entitled to purchase 1,500 shares of Parent Company's common stock at a price of $4.00 per share

                           (ii) if earnings growth for any fiscal quarter during
the first twelve month period following execution of this Agreement equals or exceeds 30% (as computed using generally accepted accounting principles), Executive shall be entitled to purchase an additional 1,000 shares of Parent Company's common stock at a price of $4.00 per share; if revenue growth for any fiscal quarter during the first twelve month period following execution of this Agreement equals or exceeds 30% (as computed using generally accepted accounting principles), Executive shall be entitled to purchase an additional 1,500 shares of Parent Company's common stock at a price of $4.00 per share

                           (iii) if earnings growth for any fiscal quarter
during the second twelve month period following execution of this Agreement equals or exceeds 20% (as computed using generally accepted accounting principles), Executive shall be entitled to purchase 1,000 shares of Parent Company's common stock at a price of $5.00 per share; if revenue growth for any fiscal quarter during the second twelve month period following execution of this Agreement equals or exceeds 20% (as computed using generally accepted accounting principles), Executive shall be entitled to purchase 1,500 shares of Parent Company's common stock at a price of $5.00 per share

                           (iv) if earnings growth for any fiscal quarter during
the second twelve month period following execution of this Agreement equals or exceeds 30% (as computed using generally accepted accounting principles), Executive shall be entitled to purchase an additional 1,000 shares of Parent Company's common stock at a price of $5.00 per share; if revenue growth for any fiscal quarter during the second twelve month period following execution of this Agreement equals or exceeds 30% (as computed using generally accepted accounting principles), Executive shall be entitled to purchase an additional 1,500 shares of Parent Company's common stock at a price of $5.00 per share

                           (v) if earnings growth for any fiscal quarter during
the third twelve month period following execution of this Agreement equals or exceeds 20% (as computed using generally accepted accounting principles), Executive shall be entitled to purchase 1,000 shares of Parent Company's common stock at a price of $6.00 per share; if revenue growth for any fiscal quarter during the third twelve month period following execution of this Agreement equals or exceeds 20% (as computed using generally accepted accounting principles), Executive shall be entitled to purchase 1,500 shares of Parent Company's common stock at a price of $6.00 per share.


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                           (vi) if earnings growth for any fiscal quarter during
the second twelve month period following execution of this Agreement equals or exceeds 30% (as computed using generally accepted accounting principles), Executive shall be entitled to purchase an additional 1,000 shares of Parent Company's common stock at a price of $6.00 per share; if revenue growth for any fiscal quarter during the second twelve month period following execution of this Agreement equals or exceeds 30% (as computed using generally accepted accounting principles), Executive shall be entitled to purchase an additional 1,500 shares of Parent Company's common stock at a price of $6.00 per share

                           The options shall be granted pursuant to the Plan.
Executive agrees to be bound by the terms of the Plan as adopted.

                  (e) CASH BONUS. In addition to the foregoing compensation, Executive shall receive an annual cash bonus each fiscal year of XCEL, to the extent XCEL's and BioSelect's combined growth rate exceeds 30%. The annual cash bonus due under this Section 4(e) shall be calculated as follows:

Annual $Bonus = Annual $ Base Salary x [.75 x (Annual Revenue Growth Rate - 30%)
                + 1.25 x (Annual Net Earnings Growth Rate - 30%)]

                           Attached hereto as Exhibit B is a matrix of examples
to illustrate the application of the above formula.

                  (f) DISABILITY INSURANCE. The Company shall make reasonable efforts to keep in force a policy of disability insurance, at its expense, throughout the Term for the benefit of Executive, commencing no later than 90 days following the date of this Agreement. If, for any reason, the Company is unable, after making a good faith attempt, to acquire a policy of disability insurance, such shall not constitute a breach of this Agreement.

         5. REIMBURSEMENT OF BUSINESS EXPENSES.

                  Company shall promptly reimburse Executive for all reasonable business expenses incurred by Executive in connection with the business of Company. However, each such expenditure shall be reimbursable only if Executive furnishes to Company adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction.

         6. ANNUAL VACATION/SICK LEAVE.

                  Executive shall be entitled to vacation time each year without loss of compensation and to sick leave in accordance with Company's general policy for its employees.

         7. INDEMNIFICATION OF LOSSES.

                  So long as Executive's actions were taken in good faith and in furtherance of Company's business and within the scope of Executive's duties and authority, Company shall indemnify and hold Executive harmless to the full extent of the law from any and all claims, losses and expenses sustained by Executive as a result of any action taken by him to discharge his duties under this Agreement, and Company shall defend Executive, at Company's expense, in connection with any and all claims by stockholders or third parties which are based upon actions taken by Executive to discharge his duties under this Agreement.



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         8. PERSONAL CONDUCT.

                  Executive agrees promptly and faithfully to comply with all present and future policies, requirements, directions, requests and rules and regulations of Company in connection with Company's business. Executive further agrees to conform to all laws and regulations and not at any time to commit any act or become involved in any situation or occurrence tending to bring Company into public scandal, ridicule or which will reflect unfavorably on the reputation of Company.

         9. TERMINATION FOR CAUSE.

                  Company reserves the right to declare Executive in default of this Agreement if Executive willfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement, or if Executive commits such acts of dishonesty, fraud, misrepresentation, gross negligence or willful misconduct as would prevent the effective performance of his duties or which results in material harm to Company or its business. Company may terminate this Agreement for cause by giving written notice of termination and the cause therefor to Executive. With the exception of the covenants included in section 3 above, upon such termination the obligations of Executive and Company under this Agreement shall immediately cease. Such termination shall be without prejudice to any other remedy to which Company or Executive may be entitled either at law, in equity, or under this Agreement. If Executive's employment is terminated pursuant to this section, Company shall pay to Executive, immediately upon such termination, any deferred or accrued but unpaid compensation to which Executive is entitled on the date of such termination.

         10. TERMINATION WITHOUT CAUSE.

                  (a) DEATH. Executive's employment shall terminate upon the death of Executive. Upon such termination, the obligations of Executive and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this section, Executive shall be entitled to receive any amounts accrued but unpaid pursuant to section 4(a) of this Agreement. All other rights Executive has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

                  (b) DISABILITY. Company reserves the right to terminate Executive's employment upon 10 days written notice if, for a period of 60 consecutive days, Executive is prevented from discharging his duties under this Agreement due to any physical or mental disability. With the exception of the covenants included in section 3 above, upon such termination the obligations of Executive and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this section, Executive shall be entitled to receive any accrued and unpaid amounts earned pursuant to section 4(a) of this Agreement. All other rights Executive has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

                  (c) ELECTION BY EXECUTIVE. Executive's employment may be terminated at any time by Executive upon not less than 60 days written notice by Executive to the Board. With the exception of the covenants included in section 3 above, upon such termination the obligations of Executive and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this section, Executive shall be entitled to receive any accrued and unpaid amounts earned pursuant to section 4(a) of this Agreement. All other rights Executive has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.


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                  (d) ELECTION BY COMPANY. Company may terminate Executive's employment upon not less than 60 days written notice by Company to Executive. With the exception of the covenants included in section 3 above, upon such termination the obligations of Executive and Company under this Agreement shall immediately cease. In the event of a termination pursuant to this section, Executive shall be entitled to receive (i) any amount earned but unpaid pursuant to section 4(a), and (ii) compensation equal to Executive's annual salary for the remainder of the Term; PROVIDED, HOWEVER, that HESG may, in its sole discretion, elect to pay such remainder amount either (A) in one lump sum upon Executive's termination, or (B) at least bi-weekly. All other rights Executive has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

                  (e) TERMINATION BY EXECUTIVE FOR GOOD REASON. Executive may terminate this Agreement immediately if Company terminates the employment of either Ronald A. Gustilo or Richard L. Kleinberger without cause. In the event of a termination pursuant to this section, Executive shall be entitled to receive (i) any amount earned but unpaid pursuant to section 4(a), and (ii) compensation equal to Executive's annual salary for the remainder of the Term; PROVIDED, HOWEVER, that HESG may, in its sole discretion, elect to pay such remainder amount either (A) in one lump sum upon Executive's termination, or (B) at least bi-weekly. With the exception of the covenants included in section 3 above, upon such termination the obligations of Executive and Company under this Agreement shall immediately cease. All other rights Executive has under any benefit or stock option plans and programs shall be determined in accordance with the terms and conditions of such plans and programs.

         11. MISCELLANEOUS.

                  (a) PREPARATION OF AGREEMENT. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself or himself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

                  (b) COOPERATION. Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

                  (c) INTERPRETATION.

                           (i) ENTIRE AGREEMENT/NO COLLATERAL REPRESENTATIONS.
Each party expressly acknowledges and agrees that this Agreement, including all exhibits attached hereto: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the "Prior Agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.


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                           (ii) WAIVER. No breach of any agreement or provision
herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

                           (iii) REMEDIES CUMULATIVE. The remedies of each party
under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

                           (iv) SEVERABILITY. If any term or provision of this
Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

                           (v) NO THIRD PARTY BENEFICIARY. Notwithstanding
anything else herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereof.

                           (vi) HEADINGS; REFERENCES; INCORPORATION; GENDER. The
headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

                  (d) ENFORCEMENT.

                           (i) APPLICABLE LAW. This Agreement and the rights and
remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of California.


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

                           (ii) CONSENT TO SPECIFIC PERFORMANCE AND INJUNCTIVE
RELIEF AND WAIVER OF BOND OR SECURITY. Each party acknowledges that Company may, as a result of Executive's breach of the covenants and obligations included in section 3 of this Agreement, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Each party agrees that in the event of Executive's breach or threatened breach of the covenants and obligations included in section 3, Company shall be entitled to obtain equitable relief from a court of competent jurisdiction or arbitration without proof of any actual damages that have been or may be caused to Company by such breach or threatened breach and without the posting of bond or other security in connection therewith.

                           (iii) Any and all actions brought by a party to
enforce such party's rights under this Agreement shall be brought exclusively in the state or federal courts located in Los Angeles County. The prevailing party in any such action shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                  (e) NO ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES BY EXECUTIVE. Executive's rights and benefits under this Agreement are personal to him and therefore (i) no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; and (ii) Executive may not delegate his duties or obligations hereunder.

                  (f) NOTICES. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Each party, and their respective counsel, hereby agree that if Notice is to be given hereunder by such party's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed to the address hereinabove set forth in the introductory section of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto. Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subsection.

                  (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

                  (h) EXECUTION BY ALL PARTIES REQUIRED TO BE BINDING; ELECTRONICALLY TRANSMITTED Documents. This Agreement shall not be construed to be an offer and shall have no force and effect until this Agreement is fully executed by all parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

         IN WITNESS WHEREOF, the parties have executed this Agreement.

                                    COMPANY:

                                    XCEL Healthcare, Inc.



                                    By: /s/ Fred E. Tannous
                                    --------------------------------------------
                                    Fred E. Tannous, Director


                                    EXECUTIVE:


                                    /s/ Daniel I. Gelber
                                    --------------------------------------------
                                    Daniel I. Gelber

                                    EXHIBIT A


                           HEALTH SCIENCES GROUP, INC.
                              STOCK GRANT AGREEMENT
                              ---------------------


         THIS HEALTH SCIENCES GROUP, INC. STOCK GRANT AGREEMENT (this "Agreement") is made this 14th day of December, 2001 (the "Effective Date"), by and between Health Sciences Group, Inc. a Colorado corporation (the "Company"), and Daniel I. Gelber, an individual who is the recipient of an Award (the "Recipient") under the Health Sciences Group, Inc. Equity Incentive Plan (the "Plan").

         All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Plan.

1.       STOCK AWARD

         1.1 AWARD. The Recipient is hereby granted 21,000 shares of the Company's Common Stock (the "Shares") pursuant to the terms of that certain Employment Agreement of even date herewith between XCEL Healthcare, Inc. and the Recipient.

         1.2 SHAREHOLDER RIGHTS. The Recipient (or any successor in interest) shall have all the rights of a shareholder (including voting, dividend and liquidation rights) with respect to the Shares, subject, however, to the transfer restrictions of Section 2 below.

2.       TRANSFER RESTRICTIONS

         2.1 RESTRICTION ON TRANSFER. Except for a Permitted Transfer, the Recipient shall not engage in a Disposition (as defined below) of any of the Shares except in accordance with the terms of this Agreement. During the 90 day period immediately following the Effective Date (the "Lock-Up Period"), the Recipient shall not engage in a Disposition of more than 7,000 Shares during any 30 day period without the consent of the Company.

         2.2 PERMITTED TRANSFER. A "Permitted Transfer" shall mean (i) a gratuitous transfer of the Purchased Shares, provided and only if Recipient obtains the Company's prior written consent to such transfer or (ii) a transfer of title to the Purchased Shares effected pursuant to Recipient's will or the laws of intestate succession following Recipient's death.

         2.3 DISPOSITION. A "Disposition" (other than a Permitted Transfer) shall mean to directly or indirectly offer to sell, contract to sell or otherwise sell or dispose of any of the Shares, or enter into any other transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) of any right, title or interest in any of the Shares.

         2.4 SALE ACCOMMODATOR. During the Lock-Up Period, the Recipient shall deposit the Shares into a brokerage account established by Eric Manlunas for the benefit of Recipient with instructions to Mr. Manlunas to sell the Shares only pursuant to the terms of this Agreement. Upon the expiration of the Lock-Up Period, Mr. Manlunas will immediately transfer any Shares remaining in the account to the Recipient.

         2.5 INDEMNITY. The Recipient recognizes that the issuance of the Shares will be based upon his representations, warranties and agreements set forth in this Agreement and the Recipient agrees on demand to indemnify and hold harmless the Company from any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which it may be subject or which it may incur by reason of or in connection with a sale or distribution of any of the Shares in violation of this Agreement.

3.       GENERAL PROVISIONS

         3.1 NOTICES. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or
(C) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Notices shall be addressed to the address set forth in the signature page of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto.

         3.2 NO WAIVER. The failure of either party to this Agreement in any instance to exercise his or its rights under this Agreement shall not constitute a waiver of any such rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Recipient. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

4.       MISCELLANEOUS PROVISIONS

         4.1 RECIPIENT UNDERTAKING. The Recipient hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Recipient or the Shares pursuant to the provisions of this Agreement.

         4.2 AGREEMENT IS ENTIRE CONTRACT. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.

         4.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State's conflict-of-laws rules.

         4.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         4.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Recipient, the Recipient's permitted assigns and the legal representatives, heirs and legatees of the Recipient's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                              Health Sciences Group, Inc. a Colorado corporation

                              By:   /s/ Fred E. Tannous
                              --------------------------------------------------
                              Name: Fred E. Tannous
                              Title: Chief Executive Officer

                              Address: Howard Hughes Center
                              6080 Center Drive, 6th Floor
                              Los Angeles, California 90045

                              RECIPIENT

                              /s/ Daniel I. Gelber
                              --------------------------------------------------
                              Daniel I. Gelber

                              Address:
                              --------------------------------------------------
                              --------------------------------------------------

                                    EXHIBIT B

                           BONUS FORMULA ILLUSTRATION





                                    REVENUES
==========================================================================================================

                   30%      40%      50%      60%      70%      80%      90%     100%     200%     250%
----------------------------------------------------------------------------------------------------------
N         30%     0.0%     7.5%    15.0%    22.5%    30.0%    37.5%    45.0%    52.5%   127.5%   165.0%
E      ---------------------------------------------------------------------------------------------------
T         40%    12.5%    20.0%    27.5%    35.0%    42.5%    50.0%    57.5%    65.0%   140.0%   177.5%
       ---------------------------------------------------------------------------------------------------
E         50%    25.0%    32.5%    40.0%    47.5%    55.0%    62.5%    70.0%    77.5%   152.5%   190.0%
A      ---------------------------------------------------------------------------------------------------
R         60%    37.5%    45.0%    52.5%    60.0%    67.5%    75.0%    82.5%    90.0%   165.0%   202.5%
N      ---------------------------------------------------------------------------------------------------
I         70%    50.0%    57.5%    65.0%    72.5%    80.0%    87.5%    95.0%   102.5%   177.5%   215.0%
N      ---------------------------------------------------------------------------------------------------
G         80%    62.5%    70.0%    77.5%    85.0%    92.5%   100.0%   107.5%   115.0%   190.0%   227.5%
S      ---------------------------------------------------------------------------------------------------
          90%    75.0%    82.5%    90.0%    97.5%   105.0%   112.5%   120.0%   127.5%   202.5%   240.0%
       ---------------------------------------------------------------------------------------------------
         100%    87.5%    95.0%   102.5%   110.0%   117.5%   125.0%   132.5%   140.0%   215.0%   252.5%
       ---------------------------------------------------------------------------------------------------
         200%   212.5%   220.0%   227.5%   235.0%   242.5%   250.0%   257.5%   265.0%   340.0%   377.5%
       ---------------------------------------------------------------------------------------------------
         250%   275.0%   282.5%   290.0%   297.5%   305.0%   312.5%   320.0%   327.5%   402.5%   440.0%
----------------------------------------------------------------------------------------------------------
